EXHIBIT 99.5

December 11, 2002

Dante Marco Fala
United Recovery, Inc.
5000 N. Parkway Calabasas, Suite 303
Calabasas, CA 91302

Re:  Letter of Intent to Acquire United Recovery, Inc., as Amended

Dear Mr. Fala:

This Letter of Intent ("Letter") is for the purpose of setting forth our mutual understanding and agreement in principle pursuant to which United Recovery, Inc., a privately held California entity in formation ("United Recovery"), will merge with and into WSN Group, Inc., a Nevada corporation ("WSNG"). WSNG and United Recovery are sometimes hereinafter referred to singularly as "Company" and together as the "Companies"), or a subsidiary of WSNG.

1. UNITED RECOVERY MERGER. Upon the consummation of the merger of United Recovery with and into WSNG or a subsidiary of WSNG upon the terms described in this Letter (the "Merger"), WSNG will issue in the aggregate 1,000,000 shares of restricted common stock for each issued and outstanding share of the common stock of United Recovery. The foregoing assumes that the number of United Recovery issued and outstanding shares of common stock, will be approximately 1,000,000 shares upon consummation of the date of the Merger. The Companies agree that the Merger is intended to be a tax-free reorganization for federal income tax purposes.

2. OTHER TRANSACTIONS. The definitive agreements described in paragraph 5 of this Letter shall provide for the occurrence of the following contingencies, upon the consummation of the Merger:

     (a) WSNG shall use its best efforts to acquire First American Family Financial Services Corporation, Inc. in a share-for-share exchange;

     (b) WSNG shall use its best efforts to acquire the assets of Cash Asset Management, Inc. ("CAMI"), Harrison Asset
Management, Inc.("HAMI") and Money Asset Management, Inc. ("MAMI") through a series of asset purchase agreements in exchange for restricted common stock of WSNG.

3. CLOSING CONDITIONS. The consummation of the Merger and related transactions contemplated hereby by each of the Companies shall be subject to the fulfillment of customary conditions, including the following conditions precedent:

     (a) the acknowledgement of adverse interests and conflicts of Marc R. Tow & Associates, APC and execution of a waiver thereof.

     (b) the negotiation and execution of a merger agreement and other definitive agreements with respect to the transactions contemplated hereby including receipt of a fairness opinion in connection with HAMI, CAMI and MAMI asset acquisitions;

     (c)  the formal approval of the Board of Directors;

     (d) receipt of all required third-party, regulatory and governmental approvals, if any;

     (e) the completion by each of the Companies of its due diligence investigation concerning the other Company, and;

     (f) United Recovery shall identify and engage the services of Charterbridge Financial Group, Inc. ("IR firm") and the IR firm shall draft a press release regarding this transaction and shall be instructed to use its best efforts to issue a press release every two weeks for a period of three months on the Company's behalf.

4. CLOSING. It is anticipated that the consummation of the WSNG -
United Recovery transaction contemplated herein will occur on or before December 15, 2002, or such other date as the parties may agree ("Closing Date").

5. DEFINITIVE AGREEMENTS. The definitive agreements with respect to the transactions contemplated hereby will contain mutually agreeable representations and warranties, mutually agreeable provisions for indemnification and other appropriate and customary terms and conditions.

6. CONFIDENTIALITY. Except to the extent that information with respect to either Company provided by it, or discovered by the other Company, is in the public domain without breach of any obligation of confidentiality, such information concerning each Company is hereinafter referred to as "Confidential Information." Prior to the consummation of the Merger, neither Company shall disclose Confidential Information of the other, except on a confidential basis, to its respective employees, accountants, attorneys and other professional advisors or as otherwise expressly provided herein, without the prior written consent of the other Company. If at any time either Company is requested or required (by oral questions, interrogatories, requests for information or documents, subpoenas or similar legal process) to disclose any Confidential
Information of the other Company, it (to the extent reasonably practical) shall promptly notify the Company so that such Company may seek an appropriate protective order and/or waive compliance with the provisions hereof. If, in the absence of a protective order or the receipt of a waiver hereunder, in the reasonable opinion of counsel for either Company, such Company is compelled to disclose Confidential Information of the other Company to any tribunal or any governmental agency, it may disclose such information to such tribunal or agency without liability hereunder.

7. EXPENSES. Except as may be otherwise provided in the definitive agreement, the Companies shall each pay their respective expenses
(including fees and expenses of legal counsel) in connection with the transactions contemplated hereby.

8. EXCLUSIVITY. Unless this Agreement has been terminated, during the period ending 60 days following the date of this Letter, the Board of Directors and officers of United Recovery agree that they will not solicit proposals or provide any information to any third party for the purpose of sale, tender offer or merger with any entity except WSNG. Each such officer or director agrees that he will vote his capital stock in favor of the Merger, and will not seek to exercise any appraisal or dissenters rights with respect to the Merger. Should any officer or director sell or otherwise dispose of any capital stock during this period, he will retain legal proxy rights to such shares and will vote such shares in favor of the Merger.

9. PUBLIC DISCLOSURE. Subject to any applicable requirements of law, neither of the Companies shall make any public disclosure concerning the subject matter hereof or the transactions contemplated hereby without the prior written consent of the other. The parties agree to prepare a mutually acceptable press release or releases with respect to the transactions contemplated hereby, which will be released by the Companies on or about the date of the execution of this Letter.

10. PREPARATION. Each of the Companies agrees to provide the other Company and its advisors full access to its books, records and premises in order to enable them to complete their "due diligence" with respect to the Merger and related transactions. Subject to
Section 11, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of definitive agreements, to use its commercially reasonable efforts to complete such preparation and execute and deliver definitive agreements prior to December 15, 2002 and to close the transactions contemplated hereby as expeditiously as possible thereafter; provided that, if the Companies conclude prior to December 15, 2002 that it is impractical for them to consummate the Merger, subject to Section 11, each of the Companies agrees to negotiate in good faith and cooperate with the other party in connection with the preparation of definitive documents concerning another business combination intended to achieve, as nearly as practicable, similar economic results for the Companies as the Merger, if any such business combination is practicable, to use commercially reasonable efforts to execute and deliver definitive agreements with respect thereto prior to December 15, 2002 and to close the transactions contemplated hereby as soon as practicable thereafter. The parties further agree to cooperate in connection with the preparation of any required governmental or regulatory filings.

11. TERMINATION; RECISSION. The obligations of the Companies under this Letter may be terminated (a) by mutual agreement of the Companies; (b) by either Company if the definitive agreements have not been executed on or prior to December 15, 2002; or (c) prior thereto, if the other Company is no longer negotiating in good faith as provided in Section 10 or if the Board of Directors of such Company determines in the good faith exercise of its fiduciary duties that such termination is in the best interests of such Company. In the event either of the Companies decides to terminate this Agreement, it shall, to the extent reasonably practical, endeavor to inform the other Company of the reasons for such decision, to provide the other Company ten days' prior written notice of its intention to terminate and to afford the other party an opportunity during such ten-business day period to address the reasons for such termination.

If the other transactions contemplated herein are not completed, the stock purchase agreement shall be rescinded and each party hereto shall be its original position.

12. NATURE OF AGREEMENT. The Companies acknowledge that this Letter is a statement of their mutual intention only, and unless definitive agreements are executed and delivered by the Companies, there are no legally binding agreements between the Companies with respect to the transactions contemplated hereby. Notwithstanding the foregoing, the provisions of paragraphs 6, 7, 8, 9, 10 and 11 hereof shall constitute binding legal agreements, shall be enforceable against the parties in accordance with their respective terms and shall survive any termination of the transactions contemplated hereby.

13. GOVERNING LAW. This Letter shall be governed by, and construed in accordance with, the laws of the State of California applicably to contracts made and wholly to be performed within such state.

If you are in agreement with the terms and conditions of this Letter, please sign and date the enclosed duplicate of this Letter in the space provided below and return it to the undersigned.

Very truly yours,

WORLD SHOPPING NETWORK GROUP, INC


/s/ John Anton
John Anton
President/CEO


Accepted and agreed as of the ______ day of ___________________, 2002:

UNITED RECOVERY, INC.

By:  /s/ Dante Fala
Print Name: Dante Fala
Title: Chairman